Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. TO PRESENT AT
REITWEEK 2015: NAREIT'S INVESTOR FORUM

Virginia Beach, VA – June 3, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that the Company’s Chief Executive Officer, Jon Wheeler, is scheduled to present at the REITWeek 2015: NAREIT’s Investor Forum in New York, New York on Wednesday, June 10, 2015 at 2 pm ET. The presentation will be broadcast live and accessible via the following link: https://reitstream.com/reitweek2015/whlr.

Materials from the presentation will be available through the investor relations page on the Company’s website at http://ir.stockpr.com/whlr/overview.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088 / robin@whlr.us	(212) 836-9615 / tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088/ lnguyen@whlr.us	(212)836-9606 / aprior@equityny.com